Bi-Optic Ventures Inc.
1030 Georgia Street West, Suite 615
Vancouver, British Columbia  V6E 2Y3
Telephone No.:  (604) 689-2646; Facsimile No.:  (604) 689-1289

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the 2006 Annual General Meeting of the members of Bi-Optic Ventures Inc. (the “Company”) will be held at 10th Floor, 595 Howe Street, Vancouver, British Columbia, on August 22, 2006 at 10:00 a.m. (PST) for the following purposes:

1.

To receive the audited annual financial statements of the Company for its fiscal year ended February 28, 2006;

2.

To determine the number of directors at three;

3.

To elect as directors for the ensuing year:

Harry Chew

Sonny Chew

David Williams

4.

To appoint Manning Elliott LLP, Chartered Accountants, as the Company’s auditor for the ensuing fiscal year at a remuneration to be fixed by the directors; and

5.

To approve the transaction of such other business as may properly come before the Meeting.

The accompanying information circular provides additional information relating to the matters to be dealt with at the meeting and is deemed to form part of this notice.

If you are unable to attend the meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice.

DATED this 18th day of July, 2006.

BY ORDER OF THE BOARD

 "Harry Chew"
Harry Chew, President